Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Media contact:
April 11, 2011	Peter Lucht
Verizon
617-743-6809
peter.lucht@verizon.com

Verizon Completes Terremark Acquisition

New Unit to Drive ‘Everything-as-a-Service’ Global Cloud Strategy

NEW YORK – Verizon Communications Inc. (NYSE, NASDAQ: VZ) today closed its previously announced acquisition of Terremark Worldwide, Inc., clearing the way for Verizon to lead the rapidly evolving global managed IT infrastructure and cloud services market.

The acquisition was completed via a short-form merger under Delaware law; therefore, no Terremark shareholder vote was required. Terremark will operate as a wholly owned subsidiary of Verizon.

As a result of the merger, all outstanding shares of Terremark that were not tendered into the previously completed tender offer (except for shares held in the treasury of Terremark or by Verizon or Verizon Holdings, or shares for which appraisal rights are properly demanded) were converted into the right to receive $19 per share in cash without interest and subject to any required withholding of taxes, the same consideration paid to stockholders in the tender offer.

With the closing of the transaction, Terremark’s common stock will cease trading on NASDAQ as of market close on April 11, 2011 and will no longer be listed on NASDAQ.

Accelerating Verizon’s Cloud Strategy

Terremark, which will continue to be based in Miami, will help fuel overall Verizon growth by accelerating the company’s strategy to provide “everything-as-a-service” to business and government customers globally.

“There is a fundamental shift under way in how enterprises consume IT resources, and concluding this transaction is a turning point in Verizon’s push to provide integrated, enterprise-class cloud solutions and accelerate growth in this important segment,” said Robert Toohey, president of Verizon Business. “In the coming months, we’ll leverage our collective strengths to roll out a differentiated portfolio of secure, on-demand cloud computing solutions to be delivered through a unified enterprise IT platform.”

Access to Expanded Global Capabilities

Verizon and Terremark enterprise clients will benefit from an unmatched combination of products, professional services and people that taps the strengths of both companies’ assets. Customers of both companies will now be able to access Verizon’s and Terremark’s respective IT services and cloud portfolios — including virtualization, managed hosting, application management, storage and cloud computing services — that help companies operate more nimbly while taking advantage of better economics. Terremark also further strengthens Verizon’s federal business, with government-grade cloud computing solutions and facilities.

Additionally, both Verizon and Terremark clients can now take advantage of each company’s expansive global data center footprint. Verizon customers can tap into Terremark’s Network Access Point (NAP) centers in Miami, Culpepper, Va., and Santa Clara, Calif.; its facilities in Europe and the U.S.; and its data center assets in Latin America including the Dominican Republic, Colombia and Brazil. Terremark customers now have access to Verizon data centers across North America, Europe and in the Asia-Pacific region.

Verizon is a global leader in driving better business outcomes for enterprises and government agencies. Verizon delivers integrated IT and communications solutions via its high-IQ global IP and mobility networks to enable businesses to securely access information, share content and communicate. Verizon is rapidly transforming to a cloud-based “everything-as-a-service” delivery model that will put the power of enterprise-class solutions within the reach of every business. Find out more at www.verizonbusiness.com.

Verizon Communications Inc. (NYSE, NASDAQ:VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to mass market, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, serving 94.1 million customers nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers innovative, seamless business solutions to customers around the world. A Dow 30 company, Verizon employs a diverse workforce of more than 194,000 and last year generated consolidated revenues of $106.6 billion. For more information, visit www.verizon.com.

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Cautionary Statement Regarding Forward-Looking Statements

NOTE: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of adverse conditions in the U.S. and international economies; the effects of competition in our markets; materially adverse changes in labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; the effect of material changes in available technology; any disruption of our suppliers’ provisioning of critical products or services; significant increases in benefit plan costs or lower investment returns on plan assets; the impact of natural or man-made disasters or existing or future litigation and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing; any changes in the regulatory environments in which we operate, including any loss of or inability to renew wireless licenses, and the final results of federal and state regulatory proceedings and judicial review of those results; the timing, scope and financial impact of our deployment of fiber-to-the-premises broadband technology; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; our ability to complete acquisitions and dispositions; our ability to successfully integrate Alltel Corporation into Verizon Wireless’ business and achieve anticipated benefits of the acquisition; and the inability to implement our business strategies.